EXHIBIT 10.28

                        VAN WATERS & ROGERS LTD.

                       SUPPLEMENTAL BENEFITS PLAN



1.   Purpose

     The purpose in establishing this Supplemental Benefits Plan ("Plan") is to provide retirement benefits to specifically designated participants of the Van Waters & Rogers Ltd. Pension Plan ("Pension Plan") under the terms of that Pension Plan without regard to limitations on benefits imposed under Section 147.1(2) of the Income Tax Act and Regulation 8504 which apply to the Pension Plan.

     For   purposes  of  this  Supplemental  Benefits  Plan,  any  terms specifically defined in the Van Waters & Rogers Ltd. Pension Plan shall have the same meaning in this plan.

2.   Effective Date

     This Plan was established effective June 25, 1993.

3.   Participation

     This Plan shall only include those employees who have been specifically designated by the Compensation Committee of Univar Inc. as eligible to participate in this Plan. Such an employee shall be referred to hereinafter as a "Participant".

4.   Benefit Determination Date

     Benefits shall be determined under this Plan as of the same date that benefits are determined under the Pension Plan.

5.   Benefit Amount

     The initial benefits under this Plan determined as of the benefit determination date shall equal the difference, if any, between a) and b) below:

          a) The monthly benefit for the life of the Participant, as calculated under the terms of the Pension Plan, without regard to the limitations described in Section 147.1(2) of the Income Tax Act and Regulation 8504;

          b) The monthly benefit for the life of the Participant, as calculated under the Pension Plan, which includes limitations described in Section 147.1(2) of the Income Tax Act and Regulation 8504.

     The initial benefits payable under this Plan shall be increased in the same manner and same percentage amount as any cost of living adjustment increases granted in respect of benefits payable from the Pension Plan.



6.   Spouse's Death Benefits

     If a death benefit is payable under the Pension Plan to a spouse of a Participant, that spouse is eligible to receive benefits under this Plan. The benefit shall be calculated in the same manner as under Section 5; that is, the death benefit under this Plan shall equal the difference, if any, between:

          a) the spouse's death benefit calculated under the Pension Plan without regard to the limitations described in Section 147.1(2) of the Income Tax Act and Regulation 8504; and

          b) the spouse's death benefit as calculated under the terms of the Pension Plan which includes limitations described in
          Section 147.1(2) of the Income Tax Act and Regulation 8504.

7.   Date and Form of Payment

     Benefit payments under this Plan shall commence at the same time as the benefit under the Pension Plan commences. The benefit shall be paid in the same form as the benefit is paid under the Pension Plan and the actuarial equivalent assumptions used in determining the benefit in a given form shall be the same as are used to determine the benefit under the Pension Plan. The Company reserves the right to pay a lump sum amount in lieu of the monthly pension benefit set forth in Section 5 if such monthly pension benefit is less than $100. This lump sum amount shall be the actuarial equivalent of the monthly pension benefit payment calculated on the advice of the Pension Plan Actuary.

8.   Re-employment After Payments Begin

     If a Participant is re-employed after benefits commence, the Participant's benefits shall be suspended under this Plan. When the Participant retires for the final time, the benefit under this Plan shall be recalculated and adjusted in the same manner as the benefit is adjusted under the Pension Plan.

9.   Termination and Amendment of the Plan

     This Plan shall continue in effect until terminated by resolution of the Board of Directors. In the event of such termination, all amounts accrued and vested to date of termination, based on service and earnings to that date, shall be payable pursuant to the terms of this Plan as if the Plan had not been terminated. The Plan may be amended from time to time by resolution of the Board of Directors. No amendment or terminating resolution shall reduce any vested benefit accrued to the date of the resolution amending or terminating the Plan. In the event of a plan termination, the Board of Directors, at its option, may accelerate the payment of benefits and may pay benefits in a single, actuarially-equivalent, lump-sum amount.



10.  Source of Benefit Payments

     No Participant shall acquire any property interest in any assets of Van Waters & Rogers Ltd. as a consequence of participating in this Plan. A Participant's rights are limited to receiving payments as set forth in this Plan. The Plan is unfunded, and to the extent that any Participant acquires a right to receive benefits, such right shall be no greater than the right of any unsecured general creditor of Van Waters & Rogers Ltd. Any funds of Van Waters &
     Rogers Ltd. available to pay benefits under the Plan shall be subject to the claims of general creditors of Van Waters & Rogers Ltd. and may be used for any purpose by Van Waters & Rogers Ltd.

11.  Pension Committee

     This Plan shall be administered by the Pension Committee ("Committee"). The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties. The Committee shall administer such terms and provisions in a uniform and non-discriminating manner.

12.  Claims Procedure

     The following is the procedure for making claims under this Plan or appealing a decision made with respect to this Plan:

          a)   Filing Claim for Benefits

                If a person does not receive the timely payment of the benefits which he or she believes are due under the Plan (hereinafter referred to as the "Applicant"), the Applicant may make a claim for benefits. All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to the Committee. Each claim shall be approved or disapproved within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Applicant in writing of the denial of the claim, and notify the Applicant of the right to a review of the decision. Such notice shall also set forth the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's appeals procedure. If no action is taken by the Committee on an Applicant's claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure;

          b)   Appeals Procedure

               Any Applicant whose claim for benefits is denied in whole
          or in part may appeal to the Committee for a review of the decision. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial. An appeal must be submitted in writing within such period and must:

               i) request a review by the Committee of the claim for benefits under the Plan;

               ii) set forth all of the grounds upon which the Applicant's request for review is based on and any facts in support thereof; and

               iii) set forth any issues or comments which the Applicant deems pertinent to the appeal.

     The Committee shall act upon each appeal within 60 days after receipt unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee. The Committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection. The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. On the basis of its review, the Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan. The decision of the Committee shall be final and conclusive.

13.  Alienation

     The right of any person to receive payments under this Plan shall not be subject to any type of assignment or pledge, nor shall such right be liable for or subject to the debts, contracts, liabilities or torts of such person.

14.  Employee Benefit Statement

     Each employee covered by this Plan shall receive a statement each year which shows the total benefit payable under this Plan and the Pension Plan.

15.  Withholding

     Benefit  payments  shall  be  subject  to  applicable  federal   or
     provincial withholding for taxes.

16.  Successors

     In the event of any consolidation, merger, acquisition or reorganization, the obligations of Van Waters & Rogers Ltd. under this Plan shall continue and be binding on Van Waters & Rogers Ltd. and its successors or assigns.



17.  Governing Law

     This Plan shall be construed in accordance with the laws of the Province of British Columbia.

     DATED as of the 25th day of June, 1993.

     VAN WATERS & ROGERS LTD.

     Per:

     /s/Paul Hough
     President